EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITOR


         We have issued our report dated March 6, 2001, accompanying the financial statements of ebank.com, Inc. as of and for the year ending December 31, 2000, contained in the Form 10-KSB for the year ended December 31, 2000. We consent to the use of the aforementioned report in the Form 10-KSB for the year ended December 31, 2000.



                                                      /s/ Mauldin & Jenkins, LLC


Atlanta, Georgia
April 2, 2001